UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2025
Crown Castle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Katy Freeway, Houston, Texas 77024-1908
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b) On March 16, 2025, Sunit Patel, a non-employee director of Crown Castle Inc. ("Company"), notified the Company of his decision to resign from his position as a director on the Company's Board of Directors ("Board"), effective March 17, 2025.
(c) On March 12, 2025, the Board appointed Sunit Patel, age 63, as Executive Vice President ("EVP") and Chief Financial Officer ("CFO") of the Company, effective as of April 1, 2025 ("Effective Date").
Mr. Patel previously served as the CFO of Ibotta Inc., a public technology company, from February 2021 to March 2025 and as EVP, Merger and Integration at T-Mobile USA Inc. from October 2018 to April 2020. Mr. Patel has more than 25 years of executive leadership experience, including having served as the former EVP and CFO at CenturyLink, Inc. (now, Lumen Technologies, Inc.), a public communications company, and at Level 3 Communications Inc., a telecommunications company (which was acquired by CenturyLink, Inc.). Mr. Patel holds a B.S. in Chemical Engineering and Economics from Rice University and is a Chartered Financial Analyst.
There are no arrangements or undertakings pursuant to which Mr. Patel was selected as EVP and CFO. There are no family relationships among any of the Company's directors or executive officers and Mr. Patel. There are no related party transactions involving Mr. Patel that are reportable under Item 404(a) of Regulation S-K.
(e) In connection with Mr. Patel's appointment as EVP and CFO, the Compensation and Human Capital Committee of the Board approved the following compensation package, effective as of the Effective Date:

Name	2025 Base Salary(a)	Sign-On Bonus(b)	2025 Annual RSUs(c)	2025 Sign-On RSUs(d)
Sunit Patel	$625,000	$250,000	$4,450,000.00	$3,000,000

(a)The base salary shown above represents an annualized base salary effective as of the Effective Date.
(b)To be paid in lump sum following the commencement of Mr. Patel's employment with the Company and is subject to repayment by Mr. Patel if he terminates employment without Good Reason (as defined in the Severance Agreement (defined below)) within twelve months following the Effective Date.
(c)Represents an award of 2025 annual Restricted Stock Units ("RSUs"): (i) 40% of which will be in the form of time-based RSUs, vesting annually, in one-third increments on February 19th of 2026, 2027 and 2028, and (ii) 60% of which will be in the form of performance RSUs, vesting, to the extent earned, on February 19, 2028 and measured against (a) the Company's Cumulative Adjusted Funds from Operations per Share (as defined in the RSU Agreement between the Company and Mr. Patel governing the award ("RSU Agreement")), weighted at 30%; and (b) the Company's Average Return on Invested Capital (as defined in the RSU Agreement), weighted at 30%. The performance RSUs are further subject to a modifier of +/- 15% based on the Company's total shareholder return performance relative to the TSR Peer Group (as defined in the RSU Agreement).
(d)Represents an award of time-based sign-on RSUs, which are expected to vest 33 1/3% on April 10 of each of 2026, 2027 and 2028, subject to Mr. Patel's continued employment through each applicable vesting date.
In addition, Mr. Patel will be eligible to participate, on a prorated basis, in the Company's 2025 EMT Annual Incentive Plan, a copy of which is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 26, 2025, which is incorporated herein by reference.
In connection with Mr. Patel's appointment, the Company entered into a severance agreement with Mr. Patel, effective as of the Effective Date ("Severance Agreement"). The terms and conditions of the Severance Agreement are substantially similar to those described in "VI. Executive Compensation—Potential Payments Upon Termination of Employment—Severance Agreements" on pages 79 and 80 of the Company's Definitive Proxy Statement filed on April 11, 2024 (which description is incorporated herein by reference), except Mr. Patel's Severance Agreement removes a provision which would have prevented Mr. Patel from receiving certain benefits upon a Qualifying Termination (as defined in the Severance Agreement) during a Change in Control Period (as defined in the Severance Agreement) which occurs on or after his 65th birthday.
Except as provided in the immediately preceding sentence, the description of Mr. Patel's Severance Agreement is qualified in its entirety by reference to the form of severance agreement filed as Exhibit 10.6 to the Company's Form 10-K for the year ended December 31, 2024 filed on March 14, 2025, which form of severance agreement is incorporated herein by reference.
ITEM 7.01—REGULATION FD DISCLOSURE
On March 17, 2025, the Company issued a press release announcing the appointment of Mr. Patel as the Company's EVP and CFO. The March 17, 2025 press release is furnished herewith as Exhibit 99.1.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 17, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
The information in Item 7.01 of this Current Report on Form 8-K ("Form 8-K") and Exhibit 99.1 attached hereto are furnished as part of this Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.
By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel
Date: March 17, 2025